Grace News
Media Relations Caitlin Leopold +1 410.531.8870 caitlin.leopold@grace.com	Investor Relations Jason Hershiser +1 410.531.8835 jason.hershiser@grace.com

Grace Reports Second Quarter 2021 Results Driven by 22.5% Sales Growth
Second Quarter 2021 Highlights
•Net sales of $512.9 million were up 22.5%, or up 19.8% on constant currency; all segments increased year over year for the second consecutive quarter
•Weather-related costs from the Gulf Coast freeze of $10.3 million or $0.12 per share recorded in the second quarter
•Diluted EPS of $0.68, up $0.79 from $(0.11) a year ago; Adjusted EPS of $1.01, up $0.52 from $0.49 a year ago
(See Analysis of Operations and Notes for information on Non-GAAP financial measures; all results based on year-over-year comparison unless otherwise noted.)

COLUMBIA, Md., - August 2, 2021 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the second quarter of 2021, summarized in the table below.
“We are continuing to experience strong demand across all of our businesses,” said Hudson La Force, Grace’s President and Chief Executive Officer. “Our team delivered a strong first half of the year, despite the significant weather impact from Winter Storm Uri and higher than expected inflationary pressures. I want to thank our 4,300 employees around the world for achieving this strong performance with their relentless focus on health, safety, and delivering value to our customers.”

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Second Quarter Consolidated Performance

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	2Q21	2Q20	Change
Net sales	$512.9	$418.7	22.5%
Net sales, constant currency[1]			19.8%
Net income	45.4	(7.3)	NM
Net income margin	8.9%	(1.7)%	10.6 pts

Adjusted EBIT[1]	109.0	64.1	70.0%
Adjusted EBIT margin[1]	21.3%	15.3%	6.0 pts

Diluted EPS	$0.68	($0.11)	NM
Adjusted EPS[1]	$1.01	$0.49	106.1%

	YTD 2021	YTD 2020	Change
Net cash provided by operating activities	115.5	184.6	(37.4)%
Adjusted Free Cash Flow[1]	76.4	109.7	(30.4)%

	TTM 2Q21	TTM 2Q20	Change
Return on Equity	22.1%	17.2%	4.9 pts
Adjusted EBIT ROIC[1]	13.8%	16.8%	(3.0) pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
•Second quarter sales of $512.9 million were up 22.5%, or up 19.8% on constant currency. Sales in all segments increased year over year for the second consecutive quarter, with Materials Technologies up 27.3%, Specialty Catalysts up 9.1%, and Refining Technologies up 33.4%. Materials Technologies includes the benefit from the acquisition of the fine chemicals business.
•Net income of $45.4 million was up $52.7 million, and Diluted EPS of $0.68 was up $0.79. The prior-year period included a pretax charge of $36.9 million, or $0.47 per share, related to changes in our Refining Technologies manufacturing operations and global footprint to drive capital and operating efficiencies.
•Adjusted EBIT of $109.0 million increased 70.0% and Adjusted EPS of $1.01 increased 106.1%, despite weather-related costs of $10.3 million, or $0.12 per share. The prior-year period also included $8.3 million, or $0.09 per share, in business interruption insurance recoveries. Together, the weather-related costs and business interruption insurance recoveries reduced Adjusted EBIT growth by 43.8%.
•Year-to-date, net cash provided by operating activities of $115.5 million was down 37.4%, and Adjusted Free Cash Flow of $76.4 million was down 30.4%. The decrease reflects an increase in working capital this year to meet increasing customer demand, partially offset by higher Adjusted EBIT and lower capital expenditures.
Delivering on Our Strategic Initiatives
“During the quarter we closed on our acquisition of the fine chemicals business,” continued La Force. “This acquisition is strategically and financially compelling and aligns perfectly with our strategy of building a higher-growth, high-margin portfolio. Our integration plan is on track and initial financial results are better than we expected."

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"As we stated previously, we concluded our strategic review in April with an agreement to be acquired by Standard Industries Holdings in an all-cash transaction valued at approximately $7 billion. We continue to expect the transaction to close in the fourth quarter of 2021."
Grace's strategic framework for profitable growth includes four elements:
•Invest to accelerate growth and extend our competitive advantages
•Invest in great people to strengthen our high-performance culture
•Execute the Grace Value Model to drive operating excellence
•Acquire to build our technology and manufacturing capabilities for our customers
Second Quarter Segment Performance
Catalysts Technologies
Catalysts Technologies produces and sells catalysts and related products and technologies used in petrochemical, refining, and other chemical manufacturing applications.

Summary Financial Results - Catalysts Technologies
(In $ millions)	2Q21	2Q20	Change
Net sales	$373.3	$309.0	20.8%
Net sales, constant currency[1]			18.8%
Gross margin	42.7%	36.6%	6.1 pts

Operating income	102.4	71.7	42.8%
Operating margin	27.4%	23.2%	4.2 pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
•Second quarter sales of $373.3 million were up 20.8%, or up 18.8% on constant currency. Sales growth was driven primarily by higher sales volumes.
–Specialty Catalysts sales increased 9.1% primarily due to higher sales volumes.
–Refining Technologies sales increased 33.4% mainly due to higher sales volumes and favorable currency.
•Gross margin of 42.7% increased 610 bps primarily due to increased sales and production volumes and strong operating performance, partially offset by inflation on raw materials and energy costs. We are experiencing additional inflationary pressures in the second half of the year.
•Operating income of $102.4 million was up $30.7 million, or 42.8%, driven by higher gross profit, partially offset by weather-related costs of $10.3 million. The prior-year period also included $8.3 million in business interruption insurance recoveries. Together, the weather-related costs and business interruption insurance recoveries reduced operating income growth by 35.0%. Operating margin of 27.4% was up 420 bps.
Materials Technologies
Materials Technologies produces and sells specialty materials, which are either silica based or complex organic molecules, that can be used in pharma & consumer, coatings, and chemical process applications.

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Summary Financial Results - Materials Technologies
(In $ millions)	2Q21	2Q20	Change
Net sales	$139.6	$109.7	27.3%
Net sales, constant currency[1]			22.4%
Gross margin	35.1%	26.9%	8.2 pts

Operating income	26.3	12.6	108.7%
Operating margin	18.8%	11.5%	7.3 pts
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.
•Second quarter sales of $139.6 million were up 27.3%, or up 22.4% on constant currency. Sales growth was driven by higher sales volumes in coatings and chemical process applications, as well as the benefit from the acquisition of the fine chemicals business.
•Gross margin of 35.1% increased 820 bps primarily due to increased production volumes and strong operating performance, partially offset by inflation on raw materials and energy costs. We are experiencing additional inflationary pressures in the second half of the year.
•Operating income of $26.3 million was up $13.7 million, or 108.7%, driven by higher gross profit. Operating margin of 18.8% was up 730 bps.
Other Developments
Gulf Coast Freeze Update
In mid-February, Winter Storm Uri caused widespread manufacturing disruptions across the Gulf Coast region as a result of freezing temperatures and loss of electricity, gas, water, and other utilities. As expected, our operating costs in the region remained higher than normal while some maintenance and repair activity was ongoing through the second quarter.
•The total weather-related costs recorded in the second quarter were $10.3 million, or $0.12 per share. The total weather-related costs recorded year-to-date were $18.8 million, or $0.21 per share. The costs are included in cost of goods sold and other expense and negatively impact both net income and Adjusted EBIT. They are primarily due to lower fixed cost absorption during the downtime, increased costs to supply customers from other Grace manufacturing facilities, and costs to repair plants impacted by the weather.

***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,300 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
Certain statements contained in this communication may contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans;

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capital and other expenditures; impact of COVID-19 on Grace's business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the Merger pursuant to the Merger Agreement with affiliates of Standard Industries, and the potential benefits of the Merger. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance matters (including existing and potential laws and regulations pertaining to climate change, or our products and services); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of its customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain Grace stockholder approval of the Merger or the failure to satisfy any of the other conditions to the completion thereof; risks relating to the financing required to complete the Merger; the effect of the announcement of the Merger Agreement on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Merger Agreement; the ability to meet expectations regarding the timing and completion of the Merger; significant costs, fees, expenses and charges related to the Merger; the risks from litigation and/or regulatory actions related to the Merger; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020, and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Grace's reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to its forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those statements are made.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2021	2020	2021	2020
Net sales	$512.9	$418.7	$969.6	$840.2
Cost of goods sold	318.2	299.4	604.9	561.3
Gross profit	194.7	119.3	364.7	278.9
Selling, general and administrative expenses	78.7	71.9	153.3	143.0
Research and development expenses	17.8	16.7	35.2	33.7
Costs related to legacy matters	4.6	2.8	9.2	5.5
Equity in earnings of unconsolidated affiliate	(5.1)	(3.4)	(8.3)	(4.6)
Restructuring and repositioning expenses	11.8	23.9	24.6	26.6
Interest expense and related financing costs	19.8	19.2	38.8	37.5
Other (income) expense, net	3.4	(8.6)	(38.7)	(17.4)
Total costs and expenses	131.0	122.5	214.1	224.3
Income (loss) before income taxes	63.7	(3.2)	150.6	54.6
(Provision for) benefit from income taxes	(18.2)	(6.4)	(36.5)	(22.1)
Net income (loss)	45.5	(9.6)	114.1	32.5
Less: Net (income) loss attributable to noncontrolling interests	(0.1)	2.3	(0.3)	2.2
Net income (loss) attributable to W. R. Grace & Co. shareholders	$45.4	$(7.3)	$113.8	$34.7
Earnings Per Share Attributable to W. R. Grace & Co. Common Shareholders
Basic earnings per share:
Net income (loss)	$0.68	$(0.11)	$1.71	$0.52
Weighted average number of basic shares	66.3	66.2	66.2	66.3
Diluted earnings per share:
Net income (loss)	$0.68	$(0.11)	$1.71	$0.52
Weighted average number of diluted shares	66.4	66.2	66.3	66.4
Dividends per common share	$—	$0.30	$0.33	$0.60

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$114.1	$32.5
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	57.4	50.9
Equity in earnings of unconsolidated affiliate	(8.3)	(4.6)
Dividends received from unconsolidated affiliate	7.5	—
Costs related to legacy matters	9.2	5.5
Cash paid for legacy matters	(13.9)	(12.3)
Provision for (benefit from) income taxes	36.5	22.1
Cash paid for income taxes	(23.8)	(24.4)
Income tax refunds received	0.9	7.3
Defined benefit pension (income) expense	(9.5)	6.6
Gain on curtailment of U.S. salaried pension plan	(25.6)	—
Cash paid under defined benefit pension arrangements	(10.6)	(8.4)
Loss on disposal of assets	2.5	20.9
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	(33.0)	84.7
Inventories	(49.3)	41.7
Accounts payable	52.2	(38.0)
All other items, net	9.2	0.1
Net cash provided by (used for) operating activities	115.5	184.6
INVESTING ACTIVITIES
Cash paid for capital expenditures	(76.1)	(95.0)
Business acquired, net of cash acquired	(297.9)	—
Other investing activities, net	2.2	(24.2)
Net cash provided by (used for) investing activities	(371.8)	(119.2)
FINANCING ACTIVITIES
Borrowings under credit arrangements	305.0	9.1
Repayments under credit arrangements	(8.5)	(12.8)
Proceeds from issuance of notes	—	750.0
Cash paid for debt financing costs	(7.4)	(10.3)
Cash paid for repurchases of common stock	—	(40.4)
Proceeds from exercise of stock options	0.5	—
Dividends paid to shareholders	(22.0)	(40.4)
Other financing activities, net	(2.3)	(4.2)
Net cash provided by (used for) financing activities	265.3	651.0
Effect of currency exchange rate changes on cash, cash equivalents, and restricted cash	(2.5)	(1.5)
Net increase (decrease) in cash, cash equivalents, and restricted cash	6.5	714.9
Cash, cash equivalents, and restricted cash, beginning of period	306.2	282.9
Cash, cash equivalents, and restricted cash, end of period	$312.7	$997.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$312.0	$304.5
Restricted cash and cash equivalents	0.7	1.7
Trade accounts receivable, less allowance of $2.3 (2020—$2.2)	297.0	264.1
Inventories	358.0	253.8
Other current assets	50.8	51.2
Total Current Assets	1,018.5	875.3
Properties and equipment, net of accumulated depreciation and amortization of $1,574.4 (2020—$1,550.1)	1,267.4	1,208.8
Goodwill	791.9	562.7
Technology and other intangible assets, net	517.5	320.8
Deferred income taxes	550.5	567.1
Investment in unconsolidated affiliate	174.7	175.5
Other assets	67.3	55.3
Total Assets	$4,387.8	$3,765.5
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$17.2	$15.3
Accounts payable	290.1	262.1
Other current liabilities	289.5	281.9
Total Current Liabilities	596.8	559.3
Debt payable after one year	2,268.2	1,975.1
Unfunded defined benefit pension plans	504.9	520.7
Underfunded defined benefit pension plans	89.1	128.3
Other liabilities	320.3	347.6
Total Liabilities	3,779.3	3,531.0
Convertible preferred stock, par value $100,000; aggregate liquidation preference $270.0; 2,700 shares authorized, issued, and outstanding	258.5	—
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 66,269,318 (2020—66,190,410)	0.7	0.7
Paid-in capital	465.7	473.2
Retained earnings	740.3	648.8
Treasury stock, at cost: shares: 11,187,315 (2020—11,266,223)	(913.1)	(920.6)
Accumulated other comprehensive income (loss)	53.0	29.3
Total W. R. Grace & Co. Shareholders’ Equity	346.6	231.4
Noncontrolling interests	3.4	3.1
Total Equity	350.0	234.5
Total Liabilities and Equity	$4,387.8	$3,765.5
The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2021	2020	% Change	2021	2020	% Change
Net sales:
Catalysts Technologies	$373.3	$309.0	20.8%	$702.9	$617.0	13.9%
Materials Technologies	139.6	109.7	27.3%	266.7	223.2	19.5%
Total Grace net sales	$512.9	$418.7	22.5%	$969.6	$840.2	15.4%
Net sales by region:
North America	$157.5	$130.2	21.0%	$283.9	$250.4	13.4%
Europe Middle East Africa	205.7	157.1	30.9%	389.1	338.7	14.9%
Asia Pacific	125.2	112.7	11.1%	248.4	213.0	16.6%
Latin America	24.5	18.7	31.0%	48.2	38.1	26.5%
Total net sales by region	$512.9	$418.7	22.5%	$969.6	$840.2	15.4%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$102.4	$71.7	42.8%	$178.2	$153.7	15.9%
Materials Technologies segment operating income	26.3	12.6	108.7%	53.1	31.6	68.0%
Corporate costs	(17.5)	(16.7)	(4.8)%	(32.9)	(32.3)	(1.9)%
Certain pension costs(C)	(2.2)	(3.5)	37.1%	(4.2)	(6.6)	36.4%
Adjusted EBIT	109.0	64.1	70.0%	194.2	146.4	32.7%
Gain on curtailment of U.S. salaried pension plan	—	—		25.6	—
Restructuring and repositioning expenses	(11.8)	(21.4)		(24.6)	(24.1)
Pension MTM adjustment and other related costs, net	—	—		13.7	—
Costs related to legacy matters	(4.6)	(2.8)		(9.2)	(5.5)
Third-party acquisition-related costs	(6.7)	(2.0)		(8.0)	(3.5)
Amortization of acquired inventory fair value adjustment	(2.2)	—		(2.2)	—
Taxes and interest included in equity in earnings of unconsolidated affiliate	(0.3)	(0.2)		(0.5)	(0.2)
Inventory write-offs	(0.1)	(19.7)		(0.1)	(19.7)
Interest expense, net	(19.7)	(18.9)	(4.2)%	(38.6)	(36.6)	(5.5)%
(Provision for) benefit from income taxes	(18.2)	(6.4)	(184.4)%	(36.5)	(22.1)	(65.2)%
Net income (loss) attributable to W. R. Grace & Co. shareholders	$45.4	$(7.3)	NM	$113.8	$34.7	NM
Diluted EPS	$0.68	$(0.11)	NM	$1.71	$0.52	NM
Adjusted EPS(A)	$1.01	$0.49	106.1%	$1.74	$1.20	45.0%
The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2021	2020	% Change	2021	2020	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	42.7%	36.6%	610 bps	41.5%	38.7%	280 bps
Materials Technologies	35.1%	26.9%	820 bps	35.9%	30.0%	590 bps
Adjusted Gross Margin	40.6%	34.1%	650 bps	40.0%	36.4%	360 bps
Amortization of acquired inventory fair value adjustment	(0.4)%	—%	(40) bps	(0.2)%	—%	(20) bps
Weather-related impacts in cost of goods sold	(1.4)%	—%	(140) bps	(1.3)%	—%	(130) bps
Inventory write-offs	—%	(4.7)%	470 bps	—%	(2.3)%	230 bps
Pension costs in cost of goods sold	(0.8)%	(0.9)%	10 bps	(0.9)%	(0.9)%	— bps
Total Grace	38.0%	28.5%	950 bps	37.6%	33.2%	440 bps
Adjusted EBIT:
Catalysts Technologies	$102.4	$71.7	42.8%	$178.2	$153.7	15.9%
Materials Technologies	26.3	12.6	108.7%	53.1	31.6	68.0%
Corporate, pension, and other	(19.7)	(20.2)	2.5%	(37.1)	(38.9)	4.6%
Total Grace	$109.0	$64.1	70.0%	$194.2	$146.4	32.7%
Adjusted Depreciation And Amortization:
Catalysts Technologies depreciation and amortization	$21.8	$20.6	5.8%	$44.0	$41.3	6.5%
Depreciation and amortization included in equity in earnings of unconsolidated affiliate	1.8	0.4	NM	2.9	0.8	NM
Catalysts Technologies	23.6	21.0	12.4%	46.9	42.1	11.4%
Materials Technologies	6.3	3.5	80.0%	11.4	7.0	62.9%
Corporate	1.2	1.2	—%	2.0	2.6	(23.1)%
Adjusted Depreciation And Amortization	31.1	25.7	21.0%	60.3	51.7	16.6%
Depreciation and amortization included in equity in earnings of unconsolidated affiliate	(1.8)	(0.4)	NM	(2.9)	(0.8)	NM
Depreciation and amortization	$29.3	$25.3	15.8%	$57.4	$50.9	12.8%
Adjusted EBITDA:
Catalysts Technologies	$126.0	$92.7	35.9%	$225.1	$195.8	15.0%
Materials Technologies	32.6	16.1	102.5%	64.5	38.6	67.1%
Corporate, pension, and other	(18.5)	(19.0)	2.6%	(35.1)	(36.3)	3.3%
Total Grace	$140.1	$89.8	56.0%	$254.5	$198.1	28.5%
Adjusted EBIT margin:
Catalysts Technologies	27.4%	23.2%	420 bps	25.4%	24.9%	50 bps
Materials Technologies	18.8%	11.5%	730 bps	19.9%	14.2%	570 bps
Total Grace	21.3%	15.3%	600 bps	20.0%	17.4%	260 bps
Net income margin	8.9%	(1.7)%	1060 bps	11.7%	4.1%	760 bps
Adjusted EBITDA margin:
Catalysts Technologies	33.8%	30.0%	380 bps	32.0%	31.7%	30 bps
Materials Technologies	23.4%	14.7%	870 bps	24.2%	17.3%	690 bps
Total Grace	27.3%	21.4%	590 bps	26.2%	23.6%	260 bps

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Six Months Ended June 30,
(In millions)	2021	2020
Cash flow measure(A):
Net cash provided by (used for) operating activities	$115.5	$184.6
Cash paid for capital expenditures	(76.1)	(95.0)
Free Cash Flow	39.4	89.6
Cash paid for repositioning	19.3	3.8
Cash paid for legacy matters	13.9	12.3
Cash paid for third-party acquisition-related costs	1.9	2.4
Other Items	0.8	—
Cash paid for restructuring	1.1	1.6
Adjusted Free Cash Flow	$76.4	$109.7

	Four Quarters Ended June 30,
(In millions)	2021	2020
Calculation of Adjusted EBIT Return on Invested Capital (trailing four quarters)(A):
Net income (loss) attributable to W. R. Grace & Co. shareholders	$77.3	$60.1
Adjusted EBIT	360.0	388.5
Reconciliation to Adjusted Invested Capital:
Total equity	$350.0	$349.6
Total debt	2,285.4	2,717.4
Underfunded and unfunded defined benefit pension plans	594.0	520.5
Liabilities related to legacy matters	215.0	200.1
Cash, cash equivalents, and restricted cash	(312.7)	(997.8)
Net income tax assets	(537.3)	(497.1)
Other items	13.4	22.0
Adjusted Invested Capital	$2,607.8	$2,314.7

GAAP Return on Equity	22.1%	17.2%
Adjusted EBIT ROIC	13.8%	16.8%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,
	2021				2020
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre-Tax	Tax Effect	After-Tax	Per Share
Diluted earnings per share				$0.68				$(0.11)
Restructuring and repositioning expenses	$11.8	$2.8	$9.0	0.14	$21.4	$2.3	$19.1	0.29
Third-party acquisition-related costs	6.7	1.7	5.0	0.08	2.0	0.4	1.6	0.02
Costs related to legacy matters	4.6	1.1	3.5	0.05	2.8	0.5	2.3	0.03
Amortization of acquired inventory fair value adjustment	2.2	0.5	1.7	0.03	—	—	—	—
Gain on curtailment of U.S. salaried pension plan	—	0.3	(0.3)	—	—	—	—	—
Pension MTM adjustment and other related costs, net	—	0.2	(0.2)	—	—	—	—	—
Inventory write-offs	0.1	—	0.1	—	19.7	3.8	15.9	0.24
Discrete tax items		1.7	(1.7)	(0.03)		(1.0)	1.0	0.02
Income tax expense related to historical tax attributes		(4.1)	4.1	0.06		—	—	—
Adjusted EPS				$1.01				$0.49

	Six Months Ended June 30,
	2021				2020
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre-Tax	Tax Effect	After-Tax	Per Share
Diluted EPS				$1.71				$0.52
Gain on curtailment of U.S. salaried pension plan	$(25.6)	$(6.5)	$(19.1)	(0.29)	$—	$—	$—	—
Restructuring and repositioning expenses	24.6	6.2	18.4	0.28	24.1	2.9	21.2	0.32
Pension MTM adjustment and other related costs, net	(13.7)	(3.5)	(10.2)	(0.15)	—	—	—	—
Costs related to legacy matters	9.2	2.1	7.1	0.11	5.5	1.0	4.5	0.07
Third-party acquisition-related costs	8.0	2.0	6.0	0.09	3.5	0.7	2.8	0.04
Amortization of acquired inventory fair value adjustment	2.2	0.5	1.7	0.03	—	—	—	—
Inventory write-offs	0.1	—	0.1	—	19.7	3.8	15.9	0.24
Discrete tax items		1.8	(1.8)	(0.03)		(0.9)	0.9	0.01
Income tax expense related to historical tax attributes		0.8	(0.8)	(0.01)		—	—	—
Adjusted EPS				$1.74				$1.20

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information
(A)In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:
•Adjusted EBIT means net income attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; gains and losses on modification or extinguishment of debt; the effects of these items on equity in earnings of unconsolidated affiliate; and certain other items that are not representative of underlying trends.
•Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization and depreciation and amortization included in equity in earnings of unconsolidated affiliate (collectively, Adjusted Depreciation and Amortization).
•Adjusted EBIT Return on Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by equity adjusted for debt; underfunded and unfunded defined benefit pension plans; liabilities related to legacy matters; cash, cash equivalents, and restricted cash; net income tax assets; and certain other assets and liabilities.
•Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold, the amortization of acquired inventory fair value adjustment, and write-offs of inventory related to exits of businesses and product lines and significant manufacturing process changes, and certain other items that are not representative of underlying trends.
•Adjusted EPS means diluted EPS adjusted for costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; gains and losses on modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes.
•Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy matters; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; cash flows related to debt modification; and accelerated payments under defined benefit pension arrangements.
•The change in net sales on a constant currency basis, which we sometimes refer to as "Net Sales, constant currency," means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.
•Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
“Legacy matters” include legacy (i) product, (ii) environmental, and (iii) other liabilities, relating to past activities of Grace.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing

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earnings results of its strategic and operating decisions by excluding the earnings effects of legacy matters; restructuring and repositioning activities; certain acquisition-related items; and certain other items that are not representative of underlying trends.
Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control. Grace uses Organic sales growth to measure its businesses' sales performance, excluding the impacts of acquisitions.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy matters; restructuring and repositioning activities; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy matters, and may exclude income and expenses from restructuring and repositioning activities, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
(B)Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.
(C)Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.
(D)Restructuring and repositioning expenses attributable to W. R. Grace & Co. shareholders is net of restructuring expenses attributable to noncontrolling interests.
NM - Not Meaningful

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